SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2012

Body Central Corp.

 (Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL	32217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)- 737-0811

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 16, 2012, the Board of Directors (the “Board”) of Body Central Corp. (the “Company”) appointed David A. Katz, age 39, as a director of the Company with an initial term continuing until the 2012 annual meeting of shareholders.  Mr. Katz is the founder and chief executive officer of Sports Media Ventures, Inc., a digital sports company.  Prior to founding Sports Media Ventures, Inc. in 2007, Mr. Katz served as the head of sports and entertainment at Yahoo! Inc. from 2005 to 2006, and as senior vice president, strategic planning and interactive ventures for CBS from 1997 to 2005.  Mr. Katz earned a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania and a Masters in Management Studies from Cambridge University.

The Board has determined that Mr. Katz is independent under the listing standards of the NASDAQ Global Market.

As a non-employee director, Mr. Katz will receive the compensation paid to all non-employee directors of the Company.  There are no arrangements between Mr. Katz and any other person pursuant to which Mr. Katz was elected to serve as a director, nor are there any transactions in which the Company is a participant in which Mr. Katz has a material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

February 23, 2012	By:	/s/ Julia B. Davis
Julia B. Davis
Secretary and General Counsel